SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

(Amendment No.___)

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SIMPLEX SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPLEX SOLUTIONS, INC.

521 Almanor Avenue
Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 14, 2002

To the Stockholders

of SIMPLEX SOLUTIONS, INC.:

      On February 14, 2002, Simplex Solutions, Inc. (“Simplex”) will hold its 2002 Annual Meeting of Stockholders at 3410 Garrett Dr., Santa Clara, California 95054. The meeting will begin at 10:00 a.m., local time, for the following purposes:

1. To elect one Class I director;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year ending September 30, 2002; and

3. To attend to other business properly presented at the meeting.

      Only stockholders who owned stock at the close of business on January 7, 2002 can vote at this meeting or any adjournments that may take place. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 521 Almanor Avenue, Sunnyvale, California 94085.

      Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card at your earliest convenience to ensure the presence of a quorum at the annual meeting.

      If you send in your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

      Your Board of Directors recommends that you vote in favor of the two proposals outlined in the Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

By Order of the Board of Directors,

PENELOPE A. HERSCHER
Chairman and Chief Executive Officer

Sunnyvale, California

January 10, 2002

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF STOCKHOLDER RETURN
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      The accompanying proxy is solicited by the Board of Directors (the “Board”) of Simplex Solutions, Inc. (“Simplex” or the “Company”) for use at the Annual Meeting of Stockholders to be held on February 14, 2002 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      The Annual Meeting will be held at 3410 Garrett Dr., Santa Clara, California 95054. The date of this Proxy Statement is January 10, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

      Certain Financial Information. Please take note that the Company’s financial statements and related information are included with its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2001, which is enclosed with this Proxy Statement.

      Voting Securities. Only stockholders of record as of the close of business on January 7, 2002 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 15,259,787 shares of common stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on each proposal presented in this Proxy Statement for each share of stock held. There is no cumulative voting in the election of directors.

      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

      Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “TRANSACTION OF OTHER BUSINESS.” A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.

      Quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      Abstentions. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Broker Non-Votes. Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

      Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of December 31, 2001, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and director-nominee of the Company; (iii) the Chief Executive Officer and each other person included in the Summary Compensation Table (collectively, the “Named Executive Officers”); and (iv) all current executive officers and directors of the Company as a group.

	Amount and	Percent of
	Nature of	Common Stock
Name	Beneficial Ownership(1)	Outstanding(2)

Penelope A. Herscher(3)	385,459	2.5
Aki Fujimura(4)	410,586	2.7
Harvey C. Jones, Jr.	52,371	*
A. Richard Newton(5)	97,237	*
Larry W. Sonsini(6)	8,333	*
Joseph B. Costello(7)	401,667	2.6
Luis P. Buhler(8)	103,383	*
Steven L. Teig(9)	190,665	1.3
James D. Behrens(10)	87,580	*
Aurangzeb Khan(11)	292,588	1.9
All current directors and executive officers as a group (10 persons)(12)	2,037,869	12.9

*	Less than 1% of the outstanding shares of common stock.

(1)	To the Company’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Based upon 15,259,787 shares of the Company’s Common Stock issued and outstanding as of December 31, 2001.

(3)	Includes 112,847 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001; also includes 6,664 shares held by Penelope Herscher as custodian for Melanie Herscher and Sebastian Herscher.

(4)	Includes 63,749 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001; also includes 278,888 shares held by Aki Fujimura as trustee for the Aki Fujimura Trust U/D/T dated October 31, 1996 of which 23,206 shares are subject to a lapsing right of repurchase by the Company, subject to continued employment.

(5)	Includes 8,333 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001.

(6)	Includes 8,333 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001.

(7)	Includes 25,416 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001.

(8)	Includes 49,409 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001; also includes 9,028 shares subject to a lapsing right of repurchase by the Company, subject to continued employment.

(9)	Includes 135,207 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001; also includes 21,458 shares subject to a lapsing right of repurchase by the Company, subject to continued employment.

(10)	Includes 86,992 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days as of December 31, 2001.

(11)	Includes 37,432 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days of December 31, 2001.

(12)	Includes 53,692 shares subject to a right of repurchase by the Company, which lapses over time, subject to continued employment.

PROPOSAL ONE:

ELECTION OF DIRECTORS

      The Board currently consists of six (6) members. Although the Company’s charter provides for eight (8) members on the Board, the Board has elected not to fill the remaining vacancies at this time. The directors are divided into three classes, designated Class I, Class II and Class III, each serving a staggered three-year term. Class I, whose term will expire at our 2002 Annual Meeting of Stockholders, consists of Larry W. Sonsini; Class II, whose terms will expire at our 2003 Annual Meeting of Stockholders, consists of Penelope A. Herscher, A. Richard Newton and one (1) vacancy; Class III, whose terms expire at our 2004 Annual Meeting of Stockholders, consists of Harvey C. Jones, Jr., Joseph B. Costello and Aki Fujimura. One (1) Class I director will be standing for re-election. If the nominee declines to serve or becomes unable to stand for re-election for any reason (although the Board knows of no reason to anticipate that this will occur), the Board may reduce the size of the Board, designate a substitute or leave an additional vacancy unfilled. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted nominee.

      At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Management’s nominee to serve as the Class I director is Larry W. Sonsini. Please see “Nominee and Other Directors of Simplex” for information concerning the nominee which is currently serving as a director of the Company. If elected, the nominee will serve as director until Simplex’s Annual Meeting in 2005 and until his respective successor is elected and qualified.

Nominee and Other Directors of Simplex

      This section sets forth the name and age of the Class I nominee to be elected and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. The nominee is currently serving as a director of the Company.

Nominee for Election as Class I Director Serving for a Term Expiring in 2005

Larry W. Sonsini

Age 60	Director since June 1998

      Mr. Sonsini has served on our Board of Directors since June 1998. Mr. Sonsini has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1966 and currently serves as the Chairman and Chief Executive Officer of the firm. Mr. Sonsini also serves as a director of Brocade Communications Systems, Inc., Commerce One, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic Corporation, Novell, Inc., Pixar Animation Studios, Inc. and Tibco Software, Inc. Mr. Sonsini holds A.B. and L.L.B. degrees from the University of California, Berkeley.

Incumbent Class II Directors Serving for a Term Expiring in 2003

Penelope A. Herscher

Age 41	Chairman of the Board since July 2000

Director since April 1996

      Ms. Herscher has served as our Chief Executive Officer since April 1996. From May 1996 to July 2000, Ms. Herscher served as our President. In July 2000, Ms. Herscher was appointed Chairman of our Board of Directors. From June 1988 to April 1996, Ms. Herscher held several management positions at Synopsys, Inc., an electronic design automation company, including business development, Vice President of Marketing and general management positions. Ms. Herscher serves on the board of directors of the EDA Consortium. Ms. Herscher holds a B.A. in mathematics from Cambridge University in England.

A. Richard Newton

Age 50	Director since July 1995

      Mr. Newton has served on our Board of Directors since July 1995. Mr. Newton has been a professor at the University of California at Berkeley since 1979 in the Department of Electrical Engineering and Computer Sciences and currently serves as Dean of the College of Engineering. Mr. Newton has served as a Venture Partner at the Mayfield Fund since 1998. From November 1994 to July 1995, Professor Newton was the acting President and Chief Executive Officer of Silicon Light Machines (formerly Echelle, Inc), a private company which is developing display systems based on the application of micromachined silicon light-valves. Mr. Newton is a director of Synopsys, Inc. and several private companies. Mr. Newton holds B.Eng. and M.Eng.Sci degrees from the University of Melbourne, Australia and a Ph.D. degree from the University of California at Berkeley.

Incumbent Class III Directors Serving for a Term Expiring in 2004

Joseph B. Costello

Age 48	Director since March 2000

      Mr. Costello has served on our Board of Directors since March 2000. Mr. Costello has served as President and Chief Executive Officer of think3, Inc. since January 1998. Prior to joining think3, from September 1984 to November 1997, Mr. Costello was president and Chief Executive Officer of Cadence Design Systems, Inc., a provider of electronic design automation products and services. Mr. Costello serves on the boards of Zamba Corporation, a consulting and systems integration company focused on the customer care market and Saba Software, a provider of software and services to businesses and governments for the creation of global networks. Mr. Costello also serves on the board of directors of several private companies. Mr. Costello holds a B.S. in mathematics and physics from Harvey Mudd College, a M.S. in physics from Yale University and a M.S. in physics from the University of California at Berkeley.

Aki Fujimura

Age 43	Director since August 1997

      Mr. Fujimura has served as our Chief Operating Officer and as a member of our Board of Directors since August 1997. In July 2000, Mr. Fujimura was appointed our President. From April 1993 to October 1996, Mr. Fujimura served on the Board of Directors and as Vice President for Pure Software, a developer of automated software quality products and services. Mr. Fujimura also serves on the Board of Directors of Bristol Technology Inc. Mr. Fujimura holds a B.S. and an M.S. in electronic engineering and computer science from the Massachusetts Institute of Technology.

Harvey C. Jones, Jr.

Age 48	Director since December 1995

      Mr. Jones has served on our Board of Directors since December 1995. From December 1987 through April 2001, Mr. Jones held various positions at Synopsys, Inc., a developer of electronic design automation software, where he served as President through December 1992, Chief Executive Officer until January 1994, Executive Chairman of the Board until February 1998 and as a director until April 2001. Prior to joining Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Limited, a computer-aided engineering company he co-founded in 1981. Mr. Jones is a director of nVidia and Numerical Technologies, Inc. Mr. Jones also serves on the board of directors of several private companies. Mr. Jones holds a B.S. in mathematics and computer sciences from Georgetown University and a M.S. in management from Massachusetts Institute of Technology’s Sloan School of Management.

Relationships Among Directors or Executive Officers

      There are no family relationships among any of the directors or executive officers of Simplex.

Board Meetings and Committees

      The Board held eight (8) meetings during the fiscal year ended September 30, 2001 (the “Last Fiscal Year”). The Board has established the following two standing committees:

      Compensation Committee. The Compensation Committee makes recommendations to the Board on compensation for Simplex’s executive officers and administers our 1995 Stock Plan, 1999 Stock Plan, 2001 Incentive Stock Plan and 2001 Employee Stock Purchase Plan. During the Last Fiscal Year, the Committee, which currently consists of Messrs. Jones and Newton, met four (4) times. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.”

      Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent public accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs. During the Last Fiscal Year, the Committee, which currently consists of Messrs. Jones, Newton and Costello, met one (1) time. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

      The Board currently has no nominating committee or committee performing a similar function. During the Last Fiscal Year, Larry W. Sonsini attended fewer than 75% of the total number of meetings of the Board during the period for which he served as a director.

Director Compensation

      We do not currently compensate our directors. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committees thereof. Directors are eligible to receive common stock grants or stock options pursuant to guidelines established by the Board. The directors who are employees of our company are generally eligible to participate in our 2001 Incentive Stock Plan and in our 2001 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Messrs. Jones and Newton. Prior to the formation of the Compensation Committee, the board of directors performed the functions typically assigned to a compensation committee. Each of Ms. Herscher and Mr. Fujimura participated in the board’s deliberations concerning the compensation of officers other than themselves. No member of the Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Vote Required

      The nominee for Class I director receiving the highest number of affirmative Votes Cast will be elected as Class I director.

Recommendation of the Board

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ELECTION OF THE NOMINEE LARRY W. SONSINI AS CLASS I DIRECTOR.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT

OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has selected PricewaterhouseCoopers LLP as the independent public accountants for the Company for the fiscal year ending September 30, 2002. PricewaterhouseCoopers LLP served in such capacity for fiscal year 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

      In the event ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants is not obtained, the Board will reconsider such appointment.

Audit Fees

      Aggregate fees for the audit of the fiscal year ended September 30, 2001 and the reviews of the Forms 10-Q are $130,000, of which an aggregate amount of $71,250 had been billed by PricewaterhouseCoopers LLP through September 30, 2001.

Financial Information Systems Design and Implementation Fees

      During the fiscal year ended September 30, 2001, there were no fees billed by PricewaterhouseCoopers LLP for information technology consulting.

All Other Fees

      During fiscal year ended September 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services, other than audit and information technology consulting, which primarily included services rendered in connection with the initial registration statement and audits of acquired companies, was $1,612,825.

Vote Required

      The affirmative vote of a majority of the Votes Cast is required for approval of this proposal.

      In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Board will reconsider the appointment of the independent public accountants.

Recommendation of the Board

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Executive Compensation

      The following table sets forth information concerning the compensation paid by the Company to (i) the Chief Executive Officer of the Company, and (ii) the five other most highly compensated individuals (based on salary and bonus during the Last Fiscal Year) who were serving as executive officers of the Company at the end of the fiscal year ended September 30, 2001 (collectively, the “Named Executive Officers”).

		Annual		Long-Term
		Compensation		Compensation Awards

				Restricted			All
				Stock		Securities	Other
	Fiscal	Salary	Bonus	Award(s)		Underlying	Compensation
Name and Principal Position	Year	($)	($)	($)		Options(#)	($)

Penelope A. Herscher	2001	200,000	—	—		—	115,956	(5)
Chief Executive Officer and	2000	183,000	—	198	(1)	66,666	5,658	(6)
Chairman of the Board of	1999	161,000	—	—		—	8,438	(7)
Directors
Aki Fujimura	2001	200,000	—	—		—	199,128	(8)
President, Chief Operating Officer,	2000	183,000	1,236	198	(1)	66,666	85,106	(9)
and Director	1999	161,000	—	283,332	(2)	33,333	97,174	(10)
Luis P. Buhler	2001	190,000	—	—		16,666	78,190	(11)
Chief Financial Officer(20)	2000	160,398	—	198	(1)	25,000	27,684	(12)
	1999	101,154	—	199,998	(3)	66,666	2,436	(13)
Steven L. Teig	2001	190,000	—	—		33,333	83,190	(14)
Chief Technical Officer	2000	168,750	—	198	(1)	83,332	37,423	(15)
	1999	150,000	25,000	241,406	(4)	—	7,666	(16)
James D. Behrens	2001	207,500	—	—		41,666	107,703	(17)
Executive Vice President,	2000	92,500	—	—		94,939	38,015	(18)
Worldwide Operations(21)
Aurangzeb Khan	2001	204,702	—	—		132,111	5,920	(19)
Executive Vice President and
General Manager(22)

(1)	Represents the dollar value of 33 shares of restricted stock granted to all of the employees of the Company on October 8, 1999 based on the exercise price of $6.00 per share.

(2)	Represents the dollar value of 47,222 shares of restricted stock granted to Mr. Fujimura on March 9, 1999 based on the exercise price of $6.00.

(3)	Represents the dollar value of 33,333 shares of restricted stock granted to Mr. Buhler on March 9, 1999 based on the exercise price of $6.00.

(4)	Represents the dollar value of 64,375 shares of restricted stock granted to Mr. Teig on January 19, 1999 based on the exercise price of $3.75.

(5)	Includes $110,000 as a performance bonus for meeting certain milestones. Also includes $5,560 in health insurance premiums and $396 in life insurance premiums.

(6)	Includes $4,947 in health insurance premiums and $711 in life insurance premiums.

(7)	Includes $7,755 in health insurance premiums and $683 in life insurance premiums.

(8)	Includes forgiveness of $85,938 of indebtedness in accordance with the terms of a promissory note dated February 12, 1998 and $110,000 as a performance bonus for meeting certain milestones. Also includes $2,794 in health insurance premiums and $396 in life insurance premiums.

(9)	Includes forgiveness of $82,031 of indebtedness in accordance with the terms of a promissory note dated February 12, 1998. Also includes $2,489 in health insurance premiums and $586 in life insurance premiums.

(10)	Includes forgiveness of $93,750 indebtedness in accordance with the terms of a promissory dated February 12, 1998. Also includes $2,866 in health insurance premiums and $558 in life insurance premiums.

(11)	Includes $75,000 as a performance bonus for meeting certain milestones. Also includes $2,794 in health insurance premiums and $396 in life insurance premiums.

(12)	Includes $24,609 as a performance bonus for meeting certain milestones. Also includes $2,489 in health insurance premiums and $586 in life insurance premiums.

(13)	Includes $2,110 in health insurance premiums and $326 in life insurance premiums.

(14)	Includes $80,000 as a performance bonus for meeting certain milestones. Also includes $2,794 in health insurance premiums and $396 in life insurance premiums.

(15)	Includes $34,805 as a performance bonus for meeting certain milestones. Also includes $2,032 in health insurance premiums and $586 in life insurance premiums.

(16)	Includes $4,307 as a performance bonus for meeting certain milestones. Also includes $2,866 in health insurance premiums and $493 in life insurance premiums.

(17)	Includes $100,000 as a performance bonus for meeting certain milestones. Also includes $7,307 in health insurance premiums and $396 in life insurance premiums.

(18)	Includes $20,781 as a performance bonus for meeting certain milestones. Also includes $1,838 in health insurance premium, $396 in life insurance premiums and $15,000 in housing assistance.

(19)	Includes $520 as a performance bonus for meeting certain milestones. Also includes $4,978 in health insurance premiums and $422 in life insurance premiums.

(20)	Mr. Buhler became an employee of the Company in January 1999.

(21)	Mr. Behrens became an employee of the Company in April 2000.

(22)	Mr. Khan became an employee of the Company in October 2000.

Grants of Stock Options

      The following table sets forth information concerning grants of options to purchase the Company’s Common Stock made during the Last Fiscal Year to the Named Executive Officers.

Individual Grants
Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees in	Price Per		Option Term(4)
	Options	Fiscal Year	Share	Expiration
Name	Granted(#)(1)	2001(2)	($/sh)(3)	Date	5%($)	10%($)

Penelope A. Herscher	—	—	—	—	—	—
Aki Fujimura	—	—	—	—	—	—
Luis P. Buhler	16,666	1.5	$14.01	10/18/10	146,841	372,124
Steven L. Teig	33,333	3.1	$14.01	10/18/10	293,691	744,270
James D. Behrens	41,666	3.8	$14.01	10/18/10	367,111	930,332
Aurangzeb Khan	—	—	—	—	—	—

(1)	All of the above options are subject to the terms of the Company’s 1995 Stock Plan and 2001 Incentive Stock Plan and are exercisable only as they vest. With respect to the options granted to executive officers on October 18, 2000, the options commence vesting on October 18, 2000 and become exercisable in equal monthly increments over a five-year period thereafter provided the optionee continues to be employed by the Company.

(2)	Based on a total of options to purchase 1,091,535 shares granted to all Simplex employees in fiscal year 2001.

(3)	All options were granted at an exercise price equal to the fair market value of Simplex’s Common Stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent the Company’s estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders’ continued employment through the vesting period.

Aggregated Option Exercises During the Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises during the Last Fiscal Year and the exercisable and unexercisable options held as of September 30, 2001, by the Named Executive Officers.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		September 30, 2001(#)		September 30, 2001(1)($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Penelope A. Herscher	—	—	97,222	52,777	1,234,024	598,464
Aki Fujimura	—	—	53,333	49,999	580,861	527,489
Luis P. Buhler	—	—	38,472	50,416	405,880	531,889
Steven L. Teig	—	—	111,945	126,386	1,349,471	1,208,721
James D. Behrens	—	—	79,708	56,897	379,748	200,779
Aurangzeb Khan	—	—	26,422	105,589	67,112	268,450

(1)	Based on a fair market value of $16.55 per share as of December 31, 2001, the closing sale price of the Company’s Common Stock on that date as reported by the Nasdaq National Market.

Employment, Severance and Change-of-Control Arrangements

      We entered into management continuity agreements with our named executive officers, Penelope A. Herscher, Aki Fujimura, Steven L. Teig and Luis P. Buhler. These agreements provide that, except for Luis P. Buhler, in the event that we terminate the employment of such executive officers other than for cause within six months of a change in control or if such executive officers continue to be employed by us six months following a change in control, he or she will be entitled to twelve months accelerated vesting of stock options or twelve months partial lapse of our repurchase option with respect to any unvested shares of our Common Stock, as the case may be. Under our management continuity agreement with Luis P. Buhler, in the event that we terminate the employment of Mr. Buhler other than for cause within six months of a change in control or if Mr. Buhler continues to be employed by us six months following a change in control, Mr. Buhler will be entitled to the greater of (i) twelve months accelerated vesting of stock options and (ii) a total of 150,000 shares including all other shares in which Mr. Buhler has vested prior to such date.

      In March 2000, we entered into an offer letter with James D. Behrens, our Executive Vice President, Worldwide Field Operations, pursuant to which we agreed to pay Mr. Behrens a base salary of $175,000. Mr. Behrens’ employment with us is on an at-will basis.

      In September 2000, in connection with the merger with Altius, we entered into an employment agreement with Aurangzeb Khan, our Executive Vice President and General Manager, pursuant to which we agreed to pay Mr. Khan a base salary of $195,603. Under the agreement, Mr. Khan is entitled to participate in our Management by Objectives Bonus Program at an annual level of thirty-five percent or higher. In addition, if Mr. Khan is terminated involuntarily for any reason other than for cause, Mr. Khan is entitled to receive a severance payment equal to twenty-four months of his base salary as then in effect and accelerated vesting of shares that would have vested as of the date twelve months after the date of termination. Mr. Khan’s employment with us is on an at-will basis.

Section 16(a) Beneficial Ownership Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with during the Last Fiscal Year.

Certain Business Relationships

      Larry W. Sonsini, a partner of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which currently acts as our outside counsel is also a member of our board of directors. In addition, WS Investments, an investment partnership composed of some current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, including Larry W. Sonsini and Yoichiro Taku will beneficially own a total of 11,121 shares of our Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board includes two non-employee directors. The Compensation Committee reviews and makes recommendations to the Board on salaries, bonuses and other benefits payable to Simplex’s executive officers.

Summary of Compensation Policies for Executive Officers

      The goals of the Company’s compensation program are to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) ensure that the compensation policy appropriately rewards executives for their contribution; and (iii) align incentives for executive officers with the interests of stockholders in maximizing stockholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Company intends to annually review its compensation practices by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review.

      The Company’s compensation program for all employees includes both cash-and equity-based elements. Because it is directly linked to the interests of our stockholders, equity-based compensation is emphasized in the design of the Company’s compensation programs. Consistent with competitive practices, the Company also utilizes a cash bonus plan based on achievement of financial performance objectives.

Cash Compensation

      Salary. The Company sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Base pay is targeted at the average of the market on the basis of external salary data from independent surveys. Individual salaries for each executive officer are set relative to this target based on sustained individual performance and contribution to the Company’s results.

      Cash Bonus. During fiscal year 2001, all employees of the Company were eligible to participate in the Company’s cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board. This plan provides cash awards for meeting quarterly revenue, profitability and backlog targets. Targets for bi-annual cash bonus awards for executive employees ranged from 50% to 75% of eligible base salary. Awards could range from zero to 100% of target and could be paid on a biannually, based on achievement of stated performance objectives. In fiscal year 2001, based on the Company’s financial performance, no bonus was paid to executive officers.

Equity-Based Compensation

      Initial or “new-hire” options are granted to executive officers when they first join the Company. In addition, restricted stock may be granted to certain executive officers when they first join the Company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual’s level of responsibility and a review of stock option grants of positions at a broad peer group. Options granted by the Company at the then-current fair market value become valuable and exercisable only if the executive officer continues to serve the Company and the price of the Company’s stock subsequently increases.

      In designing executive compensation for fiscal year 2001, the Company retained outside consultants to perform a comprehensive assessment of compensation for its Chief Executive Officer and other executive officers. The services rendered by the consultant to the Compensation Committee included surveying competitors’ practices, assessing the mix of pay relative to competitive practices, evaluating the linkage between pay and performance, and recommending compensation strategies.

      The Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is “performance-based.” Since the targeted cash compensation of the majority of the Named Executive Officers is below the $1 million threshold and the Company believes that any options granted under the 2001 Incentive Stock Plan, as amended, will meet the requirement of being performance-based under the Section, the Committee concluded that the Section should not materially reduce the tax deductions available to the Company and that no changes to the Company’s compensation program were needed in this regard. However, the Committee may from time to time approve compensation that is not deductible under the Section.

CEO Compensation

      The Chief Executive Officer’s salary and stock option grants generally follow the policies set forth above. Ms. Herscher’s base annual salary of $200,000 and a cash bonus of $110,000 for fiscal year 2000, reflects her position, duties and responsibilities.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Harvey C. Jones, Jr.
A. Richard Newton

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Set forth below is a report submitted by the Company’s Audit Committee describing the Company’s financial and accounting management policies and practices. The Audit Committee is composed of three directors who are independent within the meaning of the Nasdaq rules. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee among other things:

•	reviews the adequacy of the Company’s system of internal controls and the activities, organizational structure and qualifications of the Company’s internal audit function;

•	reviews the independent public accountants’ proposed audit scope, approach, independence and performance;

•	conducts a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	recommends to the Board the appointment and, where appropriate, replacement of the independent public accountants;

•	directs the Company’s independent public accountants to review before release the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K;

•	directs the Company’s independent public accountants to review before release the unaudited quarterly operating results in the Company’s quarterly earnings release on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	provides a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

•	oversees compliance with SEC requirements for disclosure of public accountants’ services and audit committee members and activities;

•	requests from the independent public accountants a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors, with respect to any disclosed relationships or services that may impact the objectivity and independence of the public accountants;

•	discusses with the Company’s independent public accountants the matters required to be discussed by Statement or Accounting Standard No. 61, as it may be modified or supplemented;

•	reviews in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	if necessary, institutes special investigations and, if appropriate, hiring special counsel or experts to assist;

•	reviews related party transactions for potential conflicts of interest;

•	meets periodically with management to review the Company’s major financial risk exposures; and

•	when appropriate, meets with the independent public accountants to review the independent public accountant’s examination and management report.

      In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with the Company’s management;

•	it has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented;

•	it has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	it has discussed with the independent public accountants the independent public accountants’ independence.

      Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Joseph B. Costello
Harvey C. Jones, Jr.
A. Richard Newton

COMPARISON OF STOCKHOLDER RETURN

      The following graph compares the cumulative total stockholder return on Simplex’s common stock since our initial public offering on May 2, 2001 through the fiscal year ended September 30, 2001, with the S&P 500 Index and S&P Technology Sector Index.

COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*

AMONG SIMPLEX SOLUTIONS, INC., THE S&P 500 INDEX
AND THE S&P TECHNOLOGY SECTOR INDEX

*	ASSUMES $100 INVESTED ON 5/2/2001 IN SIMPLEX’S COMMON STOCK AND THE S&P TECHNOLOGY SECTOR INDEX AND $100 INVESTED ON 4/30/2001 IN THE S&P 500 INDEX — INCLUDING REINVESTMENT OF ANY DIVIDENDS.

	Cumulative Total
	Return

	5/2/01(1)	5/31/01

Simplex Solutions, Inc.	100.00	126.00
S&P 500 Index	100.00	83.80
S&P Technology Sector Index	100.00	65.28

(1)	The initial measurement point for the performance graph assumes a $100 investment in Simplex’s Common Stock and in the S&P Technology Sector Index on May 2, 2001 and in the S&P 500 Index on April 30, 2001.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

      Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and the Company’s 2001 Annual Report on Form 10-K unless the Company or one of its mailing agents has received contrary instructions.

      Upon the written or oral request of a stockholder at a shared address to which a single copy of the Company’s Proxy Statement and 2001 Annual Report on Form 10-K was delivered, the Company will promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Simplex Solutions, Inc., Attention: Luis P. Buhler, 521 Almanor Avenue, Sunnyvale, California 94085 and oral requests may be made by calling Investor Relations of the Company at (408) 617-6100. In addition, if such a stockholder wishes to receive a separate copy of the Company’s Proxy Statement and Annual Report in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number.

      Stockholders sharing an address who will receive multiple copies of the Company’s proxy statements and annual reports may request delivery of a single copy of the Company’s proxy statements and annual reports by writing to the address above or calling the telephone number above.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of stockholders that are intended for inclusion in the Company’s proxy statement relating to the 2002 annual meeting of the Stockholders of the Company must be received by the Company at its offices at 521 Almanor Avenue, Sunnyvale, California 94085, not later than 120 days prior to February 14, 2002 and must satisfy the conditions established by the SEC for stockholder proposals in order to be included in the Company’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in the Company’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “TRANSACTION OF OTHER BUSINESS.”

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

      Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under the Company’s Bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, the Company not later than 120 days prior to the next annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders). The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

Luis P. Buhler
Chief Financial Officer

January 10, 2002

APPENDIX A

SIMPLEX SOLUTIONS, INC.

a Delaware corporation

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.

PURPOSES

      The purpose of the Audit Committee of the Board of Directors of Simplex Solutions, Inc., a Delaware corporation (the “Company”), shall be to provide oversight and monitoring of the Company management, the independent auditors and their activities with respect to the Company’s financial reporting process. To provide the Company’s Board of Directors (the “Board”) with the results of its monitoring and recommendations derived therefrom, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board’s attention.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

II.

MEMBERSHIP

      The Audit Committee will consist of three (3) members of the Board, each of whom shall be an “independent director” in accordance with the Nasdaq National Market Audit Committee requirements. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

III.

RESPONSIBILITIES

      The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3. Reviewing the independent auditors’ proposed audit scope, approach and independence;

4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5. Reviewing the performance of the independent auditors;

6. Recommending the appointment and, where appropriate, replacement of the independent auditors to the Board;

7. Reviewing fee arrangements with the independent auditors;

8. Directing the Company’s independent auditors to review before release the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K;

A-1

9. Directing the Company’s independent auditors to review before release the unaudited quarterly operating results in the Company’s quarterly earnings release on Form 10-Q, using professional standards and procedures for conducting such reviews;

10. Overseeing compliance with SEC requirements for disclosure of auditor’s services and audit committee members and activities;

11. Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13. Discussing with the Company’s independent auditors the matters required to be discussed by Statement or Accounting Standard No. 61, as it may be modified or supplemented;

14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15. Reviewing related party transactions for potential conflicts of interest; and

16. Performing other oversight functions as requested by the full Board.

17. Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

IV.

MEETINGS

      The Audit Committee will meet at least quarterly each fiscal year. The Audit Committee may establish its own schedule which it will provide to the Board in advance.

      The Audit Committee will meet separately with members of the Company’s management at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

V.

MINUTES

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

VI.

REPORTS

      Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

A-2

PROXY	PROXY

SIMPLEX SOLUTIONS, INC.
521 Almanor Avenue
Sunnyvale, CA 94085
Annual Meeting of Stockholders on February 14, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Simplex Solutions, Inc., a Delaware corporation does (do) hereby constitute and appoint Penelope A. Herscher and Luis P. Buhler, and each of them, the true and lawful attorneys-in-fact of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation, to be held at 3410 Garrett Dr., Santa Clara, California 95054, on Thursday, February 14, 2002 at 10:00 a.m., local time, and at any continuation or adjournment thereof, and to vote all the shares of Simplex Solutions, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated January 10, 2002 and a copy of the Company’s 2001 Annual Report of Form 10-K filed with the Securities and Exchange Commission on December 31, 2001. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

     This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR THE NOMINEE SET FORTH BELOW, FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse)

SIMPLEX SOLUTIONS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  •

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

		For	Against	Abstain

1.	The election of Larry W. Sonsini as Class I Director of Simplex Solutions, Inc. to serve a three-year term expiring in 2005.	O	O	O
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of Simplex Solutions, Inc. for the fiscal year ending September 30, 2002.	O	O	O
3.	With discretionary authority, upon such other matters as may properly come before the meeting.

Dated: , 2002

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.